UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 20, 2012

(Date of earliest event reported)

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13400 NE 20th Street, Suite 44

Bellevue, WA 98005

(Address of principal executive offices and zip code)

(425) 368-1050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SCOLR PHARMA, INC.

FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2012, SCOLR Pharma, Inc. (the “Company”) executed two Demand Promissory Notes, one in favor of Michael N. Taglich, a member of the Company’s Board of Directors, and the other in favor of Robert Taglich, his brother (each a “Note,” and together, the “Notes”). Each note has an original principal amount of $100,000 and bears interest at a rate of eight percent (8%) per annum. The Notes are unsecured and are payable on demand. The applicable interest rate on the Notes increases to twelve percent (12%) upon the occurrence and during the continuance of an event of default, including the Company’s failure to pay the notes when due, subject to an applicable cure period.

Copies of the Notes are attached as Exhibit 10.1 and 10.2 to this current report and are incorporated herein by reference. The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained under Item 1.01 above is incorporated into this item by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Demand Promissory Note, dated March 20, 2011, issued by SCOLR Pharma, Inc. in favor of Michael N. Taglich.

10.2	Demand Promissory Note, dated March 20, 2011, issued by SCOLR Pharma, Inc. in favor of Robert Taglich

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR Pharma, Inc.
(Registrant)

March 26, 2012	By:	/s/ RICHARD M. LEVY
(Date)		Richard M. Levy
Executive Vice President & Chief Financial Officer